Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Legal Name	Jurisdiction
Compass Lexecon LLC [f/k/a Lexecon, LLC] [f/k/a LI Acquisition Company, LLC]	Maryland

FCN Holdings CV	Netherlands

FD India Limited	England and Wales

FD MWA Holdings Inc.	Delaware

FD-CMM Mexico, S. de r.L. de C.V.	Mexico

Ferrier Hodgson Management Services Inc.	Philippines

FH Asset Management Corp.	Philippines

FH Corporate Services Inc.	Philippines

FTI Capital Advisors (Australia) Pty Ltd	Australia, New South Wales

FTI Capital Advisors, LLC [f/k/a FTI Merger & Acquisition Advisors, LLC]	Maryland

FTI Consulting—FD Australia Holdings Pty Ltd [f/k/a FD Australia Holdings Pty Ltd]	Australia, Victoria

FTI Consulting—Qatar LLC [f/k/a Dispute Resolution Consulting LLC]	Qatar

FTI Consulting (Asia) Ltd [f/k/a International Risk Limited]	Hong Kong

FTI Consulting (Australia) Pty Ltd	Australia

FTI Consulting (Beijing) Co., Limited [f/k/a—FD (Beijing) Consulting Co., Ltd.]	Beijing

FTI Consulting (BVI) Limited [f/k/a FTI Forensic Accounting Limited] [f/k/a Forensic Accounting Limited]	British Virgin Islands

FTI Consulting (Cayman) Ltd	Cayman Islands

FTI Consulting (China) Ltd. [f/k/a Thompson Market Services (Shanghai) Co. Ltd]	China

FTI Consulting (CM) Limited [f/k/a K Capital Source Limited]	Ireland

FTI Consulting (Government Affairs) LLC	New York

FTI Consulting (Hong Kong) Limited	Hong Kong

FTI Consulting (Hong Kong) Services Four Limited [f/k/a Sun Easy Investment Limited]	Hong Kong

FTI Consulting (Hong Kong) Services One Limited [f/k/a Chater Secretaries Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Three Limited [f/k/a Power Famous Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Two Limited [f/k/a Lansdowne Nominees Limited]	Hong Kong

Legal Name	Jurisdiction

FTI Consulting (Ireland) Limited [f/k/a Financial Dynamics Ireland Ltd.]	Ireland

FTI Consulting (Perth) Pty Ltd [f/k/a FD PTY LIMITED] [f/k/a FD Third Person Perth Pty Limited] [f/k/a Kudos Consultants Pty Limited]	Australia

FTI Consulting (SC) Inc. [f/k/a FD U.S. Communications, Inc.]	New York

FTI Consulting (SC) Ltda. [f/k/a FD Gravitas Ltda.] [f/k/a Gravitas Comunicaciones Estrategicos Limitada]	Colombia

FTI Consulting (SC)(Hong Kong) Limited [f/k/a Financial Dynamics Asia Ltd.]	Hong Kong

FTI Consulting (Singapore) PTE. LTD. [f/k/a FS Asia Advisory Pte. LTD.]	Singapore

FTI Consulting (Strategic Communications) S.A.S. [f/k/a Financial Dynamics S.A.S.]	France

FTI Consulting (Sydney) Pty Ltd [f/k/a FD (Sydney) PTY LTD] [f/k/a FD Third Person Pty Limited] [f/k/a Third Person Communications Pty Limited]	Australia, New South Wales

FTI Consulting Acuity LLC	Maryland

FTI Consulting B.V. [f/k/a Irharo B.V.]	Netherlands

FTI Consulting Belgium SA [f/k/a Blueprint Partners SA]	Belgium

FTI Consulting Canada Inc. [f/k/a Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Columbia, Canada

FTI Consulting Canada ULC	British Columbia, Canada

FTI Consulting Colombia S.A.S.	Colombia

FTI Consulting Denmark ApS	Denmark

FTI Consulting Deutschland GmbH	Germany

FTI Consulting Deutschland Holding GmbH [f/k/a Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany

FTI Consulting Group Limited [f/k/a Financial Dynamics Ltd.]	England and Wales

FTI Consulting Gulf Limited [f/k/a FD Gulf Limited] [f/k/a FD Dubai Limited]	England and Wales

FTI Consulting India Private Limited [f/k/a FD Communications India Private Limited]	India

FTI Consulting International Limited	British Virgin Islands

FTI Consulting LLC	Maryland

Legal Name	Jurisdiction

FTI Consulting LLP [f/k/a—FTI Consulting Management LLP]	England and Wales

FTI Consulting Malaysia SDN. BHD.	Malaysia

FTI Consulting Management Limited [f/k/a—FTI Consulting Limited] [f/k/a—Carmill Limited]	England and Wales

FTI Consulting Management Ltd [f/k/a—FTI Consulting (Asia) Limited] [f/k/a— Baker Tilly Hong Kong Business Recovery Ltd] [f/k/a Baker Tilly Purserblade Asia Limited] [f/k/a Purserblade Asia Limited]	Hong Kong

FTI Consulting Management Solutions Limited [f/k/a Distinct Intelligence Limited]	Ireland

FTI Consulting Mexico S DE RL DE CV (f/k/a FDFTI Mexico S DE RL DE CV)	Mexico

FTI CONSULTING MEXICO SERVICES. S DE R.L. DE C.V.	Mexico

FTI Consulting Panama, SDAD. LTDA.	Panama

FTI Consulting Philippines (BVI) Limited [f/k/a FS Philippines Limited]	British Virgin Islands

FTI Consulting Platt Sparks LLC	Texas

FTI Consulting Pte Ltd. [f/k/a International Risk (Singapore) Pte Ltd].	Singapore

FTI Consulting Puerto Rico, Inc.	Puerto Rico

FTI Consulting Realty LLC	New York

FTI Consulting Russia Limited [f/k/a FD Russia Limited]	England and Wales

FTI Consulting S.A.	Argentina

FTI Consulting SC GmbH [f/k/a Financial Dynamics GmbH] [f/k/a A & B Financial Dynamics gmbh]	Germany

FTI Consulting Services Limited [f/k/a FTI Forensic Accounting Limited] [f/k/a Forensic Accounting Partners Limited]	England and Wales

FTI Consulting Shanghai (BVI) Limited [f/k/a FS Shanghai Offshore Limited]	British Virgin Islands

FTI Consulting Solutions Limited [f/k/a Brewer Consulting Limited]	England And Wales

FTI Consulting South Africa (Pty) Ltd [f/k/a FD Media and Investor Relations Pty Ltd] [f/k/a Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa

FTI Consulting Spain, S.R.L.	Spain

FTI Consulting Switzerland GmbH	Switzerland

Legal Name	Jurisdiction

FTI Consulting Technology (Sydney) Pty Ltd [f/k/a FTI Ringtail (AUST) PTY LTD] [f/k/a FTI Australia Pty Ltd.]	Australia

FTI Consulting Technology LLC [f/k/a FTI Technology LLC ] [f/k/a FTI Repository Services, LLC ]	Maryland

FTI Consulting Technology Software Corp [f/k/a Attenex Corporation]	Washington

FTI Consulting, Inc.	Maryland

FTI Consultoria Ltda. [f/k/a FTI Holder Consultoria LTDA] [f/k/a FTI Holder Consultoria S.A.] [f/k/a Arbok Holdings S.A.]	Brazil

FTI Director Services Limited [f/k/a FS Director Services Limited]	British Virgin Islands

FTI Director Services Number 2 Limited [f/k/a FS Director Services Number 2 Limited]	British Virgin Islands

FTI Director Services Number 3 Limited [f/k/a FS Director Services Number 3 Limited]	British Virgin Islands

FTI Financial Services Limited [f/k/a Hoodwell Limited]	England and Wales

FTI France SAS	Paris, France

FTI General Partner (BVI) Limited	British Virgin Islands

FTI General Partner LLC	Maryland

FTI Hosting LLC	Maryland

FTI International LLC [f/k/a FTI FD LLC]	Maryland

FTI Investigations, LLC	Maryland

FTI Services Limited [f/k/a Total Sun Investments Limited]	British Virgin Islands

FTI UK Holdings Limited	England and Wales

FTI, LLC	Maryland

Gravitas Panama S.A.	Panama

IRL (Holdings) Limited	British Virgin Islands

Orion Technology Comercio e Servicos LTDA	Brazil

PT. FTI Consulting Indonesia	Indonesia

Sports Analytics LLC	Maryland

Tecnologia Servicos e Comercio de Equipamentos de Informática, LTDA	Brazil

The Lost City Estates S.A.	Panama

Thompson Market Services Limited	Hong Kong

WDSCOTT (US) INC.	New York